JOINT FILING AGREEMENT

      Each of the undersigned hereby agree that the Statement on Schedule 13D, dated as of April 20, 1998 (the "Schedule 13D"), with respect to the Common Stock, par value $0.008 per share, of NBTY, Inc., a Delaware corporation, is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 23rd day of April, 1998.


                                         /s/ Michael C. Slade
                                         ------------------------------------
                                         MICHAEL C. SLADE


                                         /s/ Ruth L. Slade
                                         ------------------------------------
                                         RUTH L. SLADE


                                         ABRAHAM FELDMAN TRUST
                                         F/B/O RUTH SLADE U/A 1/21/91

                                         By:  /s/ Ruth L. Slade
                                              -------------------------------
                                              Ruth L. Slade, Trustee


                                         /s/ E. Steven Lenger
                                         ------------------------------------
                                         E. STEVEN LENGER


                                         ABRAHAM FELDMAN TRUST
                                         F/B/O  E. STEVEN LENGER U/A 1/21/91

                                         By:  /s/ E. Steven Lenger
                                              -------------------------------
                                              E. Steven Lenger, Trustee